Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES/OXLEY ACT OF 2002

In connection with the Quarterly Report of iBasis, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2005 as filed with the Securities and Exchange Commission (the “Report”), I, Richard Tennant, Chief Financial Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2005	By:	/s/Richard Tennant
Richard Tennant
Chief Financial Officer
and Principal Accounting Officer